FIRST FINANCIAL BANCORPORATION
                           204 East Washington Street
                              Iowa City, Iowa 52240





                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS




To the Shareholders of
First Financial Bancorporation


The Annual Meeting of the Shareholders of First Financial Bancorporation will be held at the Main Office of the First National Bank, Iowa City, Iowa, at 204 East Washington Street, Iowa City, Iowa 52240, at 4:30 P.M. local time, on Tuesday, April 9, 1996, for the purposes herein stated.

     (1) To elect directors to serve for the ensuing year.

     (2) To consider and act upon any other matter which may properly come before the meeting.

The Board of Directors has fixed the close of business on February 29, 1996, as the record date for the determination of the shareholders entitled to receive notice of, and to vote at, the meeting. Accordingly, only shareholders of record at the close of business on that date will be entitled to vote at the meeting, or any adjournments thereof.

TO ENSURE YOUR REPRESENTATION AT THE MEETING, THE BOARD OF DIRECTORS OF THE CORPORATION SOLICITS YOU TO MARK, SIGN, DATE, AND RETURN THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. YOUR PROXY MAY BE REVOKED AT ANY TIME BEFORE IT IS EXERCISED AND, IF YOU ARE ABLE TO ATTEND THE MEETING AND WISH TO VOTE YOUR SHARES PERSONALLY, YOU MAY REVOKE OR WITHDRAW YOUR PROXY AT ANY TIME BEFORE IT IS EXERCISED.



DATE: MARCH 7, 1996.

BY ORDER OF THE BOARD OF DIRECTORS.



                                 //s// Robert M. Sierk

                                 Robert M. Sierk
                                 President and Chief Executive Officer

                         FIRST FINANCIAL BANCORPORATION
                           204 East Washington Street
                              Iowa City, Iowa 52240


                             PROXY STATEMENT FOR THE
                       1996 ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD APRIL 9, 1996



                               GENERAL INFORMATION

The Annual Meeting of the Shareholders of First Financial Bancorporation (Company) will be held at the Main Office of the First National Bank, Iowa City, Iowa, at 204 East Washington Street, Iowa City, Iowa 52240, at 4:30 P.M. local time, on Tuesday, April 9, 1996.

The Company is a two-bank holding company engaged in commercial banking through its wholly-owned subsidiaries, First National Bank, Iowa City, Iowa (Iowa City
Bank), and First National Bank, Cedar Rapids, Iowa (Cedar Rapids Bank).

The principal executive offices of the Company are located at the Main Office of the First National Bank, Iowa City, Iowa, at 204 East Washington Street, Iowa City, Iowa 52240.

The approximate date on which the Proxy Statement and the accompanying form of Proxy will first be sent to the shareholders entitled thereto is March 7, 1996.

If the accompanying Proxy is properly signed and returned and is not revoked or withdrawn, the shares represented thereby will be voted in accordance with the specifications thereon. If the manner of voting such shares is not indicated on the Proxy, the shares will be voted FOR the election of the nominees for directors named herein.


           SOLICITATION BY BOARD OF DIRECTORS; REVOCATION OF PROXIES;
                            EXPENSES OF SOLICITATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of the Company to be voted at the Annual Meeting of Shareholders or any adjournment or adjournments thereof for the purposes stated in the accompanying Notice of the Annual Meeting of Shareholders. Any shareholder giving a written proxy may revoke or withdraw the same at any time before it shall have been exercised by giving written notice of revocation or withdrawal to the Company, or by attending the meeting and voting his or her shares in person.

The expenses of soliciting proxies and the cost of preparing, assembling and mailing material in connection with the solicitation of proxies will be paid by the Company. In addition to the use of the mails, certain directors and officers of the Company, or certain directors, officers or regular employees of the subsidiary banks who receive no compensation for their services other than their regular salaries or regular director's fees, may solicit and tabulate proxies personally. Otherwise, the Company does not expect to pay any compensation for the solicitation of proxies, but may reimburse persons holding shares of stock in their name or in the names of nominees for others, for their reasonable expenses incurred for sending proxy materials to principals and obtaining their proxies.

The Board of Directors of the Company has fixed the close of business on February 29, 1996, as the record date for the determination of shareholders entitled to notice of, and to vote at the Annual Meeting of Shareholders. At the close of business on such date there were outstanding and entitled to vote at the Annual Meeting 2,393,066 shares, par value $1.25 per share, of the Company's common stock (its only authorized class of stock) which were held by approximately 887 shareholders of record. Every shareholder of the Company entitled to vote at the Annual Meeting shall have the right to vote, in person or by proxy, the number of shares owned by the shareholder for as many persons as there are directors to be elected. Cumulative voting for directors is not permitted under the Company's Restated Articles of Incorporation. As of February 1, 1996, 71,012 shares of outstanding common stock of the Company were held by the Iowa City Bank as fiduciary under various fiduciary arrangements in which the Bank as fiduciary has the sole power to vote the shares. Management of the trust department of the Iowa City Bank, in consultation with management of the Iowa City Bank and management of the Company, has determined to vote all of those shares FOR the election of the nominees for directors of the Company named herein.

                  SECURITY OWNERSHIP OF PRINCIPAL SHAREHOLDERS

As of February 29, 1996, the person named in the following table was the only beneficial owner of more than five percent of the total shares of the Company's outstanding common stock:


================================================================================
   (1)              (2)                         (3)                  (4)
  Title        Name & Address            Amount & Nature of        Percent
 of Class     of Beneficial Owner       Beneficial Ownership      of Class
--------------------------------------------------------------------------------
  Common      Mary Lee Nagle Duda (*)       145,294 Shares           6.07%
              461 Oak Knoll Road
            Barrington Hills, IL 60010
================================================================================

(*)145,294 shares held of record by Mary Lee Nagle Duda, as Trustee of MLND Interests U/T/D November 17, 1981. Mary Lee Nagle Duda possesses shared investment and voting power of such shares with her husband, Fritz L. Duda.


                  SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

As of February 29, 1996, all directors and officers of the Company (5 individuals, 3 of whom are nonemployee directors and 2 of whom are executive officers) as a group beneficially owned shares of the Company's outstanding common stock as follows:

================================================================================
            (1)                       (2)                    (3)
          Title of                  Amount of             Percent of
           Class               Beneficial Ownership         Class
--------------------------------------------------------------------------------
          Common                   118,637 shares           4.96%
================================================================================

                      ELECTION OF DIRECTORS OF THE COMPANY

Under the Articles of Incorporation and Bylaws of the Company, the Board of Directors of the Company shall consist of not less than five nor more than fifteen directors with the exact number of directors within such minimum and maximum numbers to be determined by a resolution adopted by the Board of Directors. The Board of Directors has adopted a resolution determining that the Board shall consist of five directors effective April 9, 1996. The management of the Company proposes the re-election of four directors from the present Board of Directors, all of whom were elected at the 1995 Annual Meeting of the Shareholders, and the initial election of Fritz L. Duda to the Board of Directors. Two Directors elected at the 1995 Annual Meeting are not standing for re-election. George Nagle retired from the Board effective November 3, 1995, and Director Linda Muston is leaving the Board in April concurrent with her acceptance of a professional opportunity outside the area.

Absent a contrary direction by the shareholder, the enclosed proxy will be voted for the election of the nominees for directors listed below. In the event any nominee is unable or for good reason declines to serve as a director at the time of the annual meeting, the proxy will be voted for such substitute nominee, if any, as may be selected by the Board of Directors of the Company. The management of the Company has no reason to believe that the persons named will be unable to serve or will decline to serve if elected.

                       NOMINEES FOR ELECTION AS DIRECTORS

Four of the nominees for election as directors are presently directors of the Company, and nominee Duda has been nominated for initial election to the Board of Directors at the Annual Meeting. Each of the nominees has furnished to the Company the following information with respect to principal occupation or employment during the past five years, other directorships held, and beneficial ownership of the common stock of the Company as of February 29, 1996.


Name, Occupation & Position               Shares of the Company's        Percent
    with the Company        Director       Common Stock Owned               of
    and the Bank(s)    Age   Since  Beneficially as of February 29, 1996  Class
--------------------------------------------------------------------------------
FRITZ L. DUDA           57                   145,394 (1)                  6.08%
--------------------------------------------------------------------------------
is the owner of the Fritz Duda Company, a privately held real estate investment building and development company. The Company owns and manages commercial real estate in Texas, Illinois and California. Mr. Duda also serves as managing partner of a family investment company. Mr. Duda is a shareholder, member of the Board of Directors and Chairman of the Audit Committee of The Vons Companies, Inc. (NYSE), based in Arcadia, California, and several privately-held companies. He is a Trustee of the University of California's Hastings 1066 Foundation and is Chairman of the College's real estate advisory committee. He also serves as a member of the University of Notre Dame's College of Engineering and Architecture Advisory Council and is a former member of the Board of the Jesuit College Preparatory School of Dallas Foundation.
================================================================================

Name, Occupation & Position                Shares of the Company's       Percent
    with the Company        Director          Common Stock Owned            of
     and the Bank(s)   Age   Since   Beneficially as of February 29, 1996 Class
--------------------------------------------------------------------------------
RALPH J. RUSSELL       49     1993               800 (2)                   .03%
--------------------------------------------------------------------------------
has been the President and CEO of Howard R. Green Company since 1983 and has been the President and CEO of Green Environmental Services, Inc., a wholly-owned subsidiary of Howard R. Green Company, since January 1990. He has served as a Director of the Company since December 22, 1993, and he has been a Director of the Cedar Rapids Bank since August 16, 1992.

================================================================================
Name, Occupation & Position                Shares of the Company's       Percent
    with the Company        Director          Common Stock Owned            of
     and the Bank(s)   Age   Since   Beneficially as of February 29, 1996 Class
--------------------------------------------------------------------------------
A. RUSSELL SCHMEISER    46   1985             34,991 (3)                  1.46%
--------------------------------------------------------------------------------
has been Executive Vice President and Chief Operating Officer of the Company since April 1993, and he has served as Secretary since June 1995 and Treasurer since September 1995. He served as Executive Vice President, Treasurer and Principal Financial Officer of the Company from February 13, 1990, to April 13, 1993. He has been Executive Vice President and Chief Operating Officer of the Iowa City Bank since December 10, 1991, and from February 13, 1990, served as Executive Vice President. He also held the position of Vice President and Cashier of the Cedar Rapids Bank from its inception in February 1991 to January 1992. He has been a Director of the Company since its inception in 1985. He has been a Director of the Iowa City Bank since 1987, and a Director of the Cedar Rapids Bank from its inception on February 1, 1991.
================================================================================

Name, Occupation & Position                Shares of the Company's       Percent
    with the Company        Director          Common Stock Owned            of
     and the Bank(s)   Age   Since   Beneficially as of February 29, 1996 Class
--------------------------------------------------------------------------------
ROBERT M. SIERK         54    1985             11,602 (4)                  .48%
--------------------------------------------------------------------------------
has been President and Chief Executive Officer of the Company and of the Iowa City Bank since March 13, 1990. He served as Secretary of the Company from its inception in 1985 to April 12, 1988. He served as President of the Company and President and Chief Operating Officer of the Iowa City Bank from April 12, 1988, to March 13, 1990. He has been a Director of the Company since its inception in 1985. He has been a Director of the Iowa City Bank since 1974. He has served as Chairman of the Board of Directors of the Cedar Rapids Bank from its inception on February 1, 1991.

================================================================================
Name, Occupation & Position             Shares of the Company's          Percent
    with the Company        Director      Common Stock Owned               of
    and the Bank(s)    Age   Since   Beneficially as of February 29, 1996 Class
--------------------------------------------------------------------------------
LARRY D. WARD           51    1990            69,788 (5)                  2.92%
--------------------------------------------------------------------------------
has served on the faculty of The University of Iowa College of Law since 1972, and has been the Aliber Distinguished Professor of Law since 1986. He has been Chairman of the Board of the Company and the Iowa City Bank since April 1993, a Director of the Company since April 17, 1990, a Director of the Iowa City Bank since September 13, 1988, and a Director of the Cedar Rapids Bank from its inception on February 1, 1991.

(1) Nominee Duda owns 100 shares of record and possesses shared voting power over 145,294 shares owned of record by Mary Lee Nagle Duda, as Trustee of MLND Interests U/T/D November 17, 1981.

(2) Director Russell owns 800 shares of record and possesses sole voting power over those shares.

(3) Director Schmeiser owns 25,462 shares of record and possesses shared voting power over 500 shares held of record jointly with his wife, Cynthia B. Schmeiser. In addition, Director Schmeiser possesses shared voting power, to the extent of his pro-rata-one-third interest, over 3,000 shares held of record by Burr Oak Farm, a general partnership, and he possesses sole investment power over 2,391 shares held of record by Firnaticia as the nominee of the First National Bank, Iowa City, Iowa, as the trustee of the A. Russell Schmeiser Individual Retirement Account Trust. Director Schmeiser also possesses shared voting power as to 1,000 shares held of record by his wife, Cynthia B. Schmeiser, as to 2,318 shares held of record by Firnaticia as the nominee of the First National Bank, Iowa City, Iowa, as trustee of the Cynthia B. Schmeiser Individual Retirement Account Trust, as to 1,518 shares held of record by Cynthia B. Schmeiser as Custodian for Allyson Schmeiser (the minor daughter of Director Schmeiser and Cynthia B. Schmeiser) under the Iowa Uniform Transfer to Minors Act, and as to 802 shares held of record by Cynthia B. Schmeiser as Custodian for Peter Schmeiser (the minor son of Director Schmeiser and Cynthia
B. Schmeiser) under the Iowa Uniform Transfer to Minors Act.

(4) Director Sierk owns 9,272 shares of record and possesses shared voting power over 2,330 shares owned of record by his wife, Bonnie J. Sierk.

(5) Director Ward owns 54,798 shares of record and possesses shared voting power over 300 shares held by his wife, Trudy G. Ward, and 10 shares held of record by Trudy G. Ward as Custodian for Jeffrey G. Ward. In addition, Director Ward possesses both investment power and voting power over 5,600 shares held as Custodian for his son, Laurence Curtis Ward; 2,120 shares held as Custodian for his son Jeffrey G. Ward; 4,700 shares held of record in the name of Firnaticia as the nominee of the First National Bank, Iowa City, Iowa, as trustee of the Larry D. Ward Money Purchase Pension Plan; and 2,260 shares held of record in the name of Firnaticia as the nominee of the First National Bank, Iowa City, Iowa, as trustee of the Larry D. Ward Individual Retirement Account Trust. Director Ward disclaims beneficial ownership as to 2,320 shares held of record by his wife, Trudy G. Ward, and June L. Graves as joint tenants with right of survivorship.


                       DIRECTORS' MEETINGS AND COMMITTEES

During the calendar year 1995, The Board of Directors of the Company met seven times. Only Director Nagle attended fewer than 75% of the aggregate of the total number of meetings of the Board and the total number of meetings held by all committees on which he served.

The Company has no standing audit, nominating or compensation committees of the Board of Directors, but does have two Stock Option Plan Committees.


                             EXECUTIVE COMPENSATION

The following table provides certain summary information concerning compensation for 1995, 1994, and 1993 of the Company's Chief Executive Officer and each of the most highly compensated executive officers of the Company and its subsidiary banks whose total annual salary and bonus exceeded $100,000. The policies and practices of the Company and its subsidiary banks pursuant to which the compensation set forth in the Summary Compensation Table was paid or awarded is described under the section, "Compensation Committee Reports on Executive Compensation."

                                       SUMMARY COMPENSATION TABLE
                                                                  Long-Term
                                        Annual Compensation     Compensation
                                                                   Awards           All Other
                                                                  Options          Compensation
Name & Principal Position (5)  Year   Salary ($) Bonus ($)(4)  Number of Shares        ($)
-----------------------------------------------------------------------------------------------
Robert M. Sierk, President &   1995   $161,710    $17,194         4,000             $23,302(1)
Chief Executive Officer
                               1994   $157,000    $   - -         4,000             $17,894

                               1993   $157,000    $   - -         4,000             $19,407

A. Russell Schmeiser,          1995   $138,020    $12,283         3,200             $14,678(2)
Executive Vice President,
Chief Operating Officer &      1994   $134,000    $   - -         3,200             $10,001
Chief Financial Officer
                               1993   $134,000    $   - -         3,200             $11,505

William H. Burger,             1995   $ 94,500    $ 6,553         1,000             $ 9,273(3)
Senior Vice President &
Senior Trust Officer           1994   $ 91,500    $   - -         1,000             $ 6,081

                               1993   $ 91,500    $   - -         1,000             $ 7,456
-----------------------------------------------------------------------------------------------

(1) The values listed includes compensation earned, paid and accrued in the years 1995, 1994 and 1993, respectively, for Mr. Sierk for the following: a) Salary Continuation Plan contributions totaling $9,683, $8,896 and $8,174; b) 401(k) Plan contributions totaling $!0,500, $6,000 and $9,659; c) membership dues of $1,170, $1,161 and none; and group and dependent life insurance premiums paid of $1,949, $1,837 and $1,574.

                                       5

(2) The values listed includes compensation earned, paid and accrued in the years 1995, 1994, and 1993, respectively, for Mr. Schmeiser for the following:
a) Salary Continuation Plan contributions totaling $2,783, $2,558 and $2,350; b) 401(k) Plan contributions totaling $9,662, $5,360 and $8,576; c) membership dues of $936, $927 and none; and group and dependent life insurance premiums paid of $1,297, $1,156 and $579.

(3) The values listed includes compensation earned, paid and accrued in the years 1995, 1994, and 1993, respectively for Mr. Burger for the following: a) Salary Continuation Plan contributions totaling none, none and none; b) 401(k) Plan contributions of $6,615, $3,660 and $5,856; c) membership dues of $995, $827 and none; and group and dependent life insurance premiums of $1,663, $1,594 and $1,600.

(4) Amounts paid under the Executive Incentive Compensation Plan are listed in this column.

(5) The positions stated for Messrs. Sierk and Schmeiser are their principal positions with First National Bank, Iowa City, Iowa and with the Company. Mr. Burger is an officer of the Iowa City Bank, but is not an officer of the Company. The indicated compensation for all three officers was paid by the Iowa City Bank.

                               STOCK OPTION TABLES

The following tables provide information with respect to stock option grants and exercises for the individuals named in the Summary Compensation Table.

========================================================================================================
                       OPTIONS GRANTED IN LAST FISCAL YEAR
--------------------------------------------------------------------------------------------------------
                                       Individual Grants
                    --------------------------------------------------------
                                 % of Total                                  Potential Realizable Value
                                   Options                                    of Assumed Annual Rate of
                      Number      Granted to    Exercise or                    Stock Price Appreciation
                    of Options    Employees     Base Price       Expiration         for Option Term(2)
Name                Granted(1)  in Fiscal Year  (Per Share)         Date             @ 5%         @10%
--------------------------------------------------------------------------------------------------------
Robert M. Sierk      4,000         26.0%     $    24.125         06/22/00       $    26,661  $    58,914

A. Russell Schmeiser 3,200         20.8%     $    24.125         06/22/00       $    21,329  $    47,131

William H. Burger    1,000          6.5%     $    24.125         06/22/00       $     6,665  $    14,729

All Shareholders       n/a           n/a             n/a              n/a       $15,884,994  $35,101,691
========================================================================================================

(1) Under the Company's stock option plan, options are granted at an exercise price of 100 percent of fair market value. The stock options granted to the executive officers above on June 22, 1995, became exercisable the last business day of January, 1996.

(2) Represents gain that would be realized assuming the options were held for the entire five-year period and the stock price increased at annually compounded rates of 5% and 10% from a base price of $24.125 per share. The potential realizable values per option or per share under such rates of stock price appreciation would be $6.67 and $14.73, respectively. Potential realizable values for all shareholders as a group are based on 2,383,241 shares outstanding as of December 31, 1995. These amounts represent assumed rates of appreciation only. Actual gains, if any, on stock option exercises and common stock holdings will be dependent on overall market conditions and on future performance of the Company and its common stock. There can be no assurance that the amounts reflected in this table will be achieved.

================================================================================================================
                  AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND YEAR-END OPTION VALUES
                        Shares                        Number of Securities Underlying   Value of In-The-Money
                       Acquired       Value Realized    Options at Fiscal Year-End    Options at Fiscal Year-End
     Name            on Exercise (#)       ($)          Exercisable/Unexercisable     Exercisable/Unexercisable
----------------------------------------------------------------------------------------------------------------
Robert M. Sierk          - -                 - -             16,600/4,000                  $86,950/$4,500

A. Russell Schmeiser     - -                 - -             12,400/3,200                  $62,300/$3,600

William H. Burger        - -                 - -              4,000/1,000                  $20,500/$1,125
================================================================================================================

                               RETIREMENT BENEFITS

DEFINED BENEFIT PENSION PLAN

The table below illustrates the estimated annual pension benefit upon retirement in 1996 at specified compensation levels and years of service classifications.



================================================================================
                       DEFINED BENEFIT PENSION PLAN TABLE
--------------------------------------------------------------------------------
5-Year Average                  Annual Pension After Years of Service
Annual Salary   15 Years  20 Years  25 Years 30 Years 35 Years 40 Years 45 Years
--------------------------------------------------------------------------------
$ 50,000        $ 11,250  $ 15,000  $ 18,750 $ 22,500 $ 26,250 $ 30,000 $ 33,750
$100,000        $ 22,500  $ 30,000  $ 37,500 $ 45,000 $ 52,500 $ 60,000 $ 67,500
$150,000        $ 33,750  $ 45,000  $ 56,250 $ 67,500 $ 78,750 $ 90,000 $101,250
$200,000        $ 45,000  $ 60,000  $ 75,000 $ 90,000 $105,000 $120,000 $135,000
$250,000        $ 56,250  $ 75,000  $ 93,750 $112,500 $131,250 $150,000 $168,750
================================================================================

First National Bank, Iowa City, Iowa, maintains a defined benefit pension plan for all participants of both Banks. The plan is supplemented by a Non-Qualified Excess Benefit Plan which was adopted by the Iowa City Bank on February 28, 1995. Operating together, the plans provide retirement benefits for all participants of both Banks computed on an actuarial basis under a benefit formula which provides for fixed benefits payable upon retirement at a specified age after a specified number of years of service. The plans cover all employees who have met the one year of service eligibility requirement and provides a normal retirement pension at age 65 equal to 1.5% of average monthly earnings multiplied by the number of years of participation less one-half the participant's primary Social Security benefit. The amounts shown are to be reduced by one-half of the participant's primary Social Security benefit. An actuarially reduced pension is available at age 55 after 15 years of participation. A deferred vested pension, or in certain cases a discounted lump sum payment is provided if a participant terminates employment with the Banks after at least five years of participation.

The remuneration covered by the Bank's defined benefit pension plan and non-qualified excess benefit plan for which the above table is provided includes salary and executive incentive compensation as set forth in the Summary Compensation Table. The qualifying remuneration paid in 1995 and the estimated years of benefit service as of normal retirement at age 65 for the executive officers named in the Summary Compensation Table are: Robert M. Sierk, $178,904,
44.5 years; A. Russell Schmeiser, $150,303, 42.6 years; and William H. Burger, $101,053, 12.2 years.

DEFINED CONTRIBUTION PLAN

The Banks also provide a defined contribution Profit Sharing Trust with an Internal Revenue Code 401(k) option (401(k) Plan). Under the provisions of the 401(k) Plan, employees with one year of service may become participants with all contributions to the plan to be 100% vested with the employee.

Contributions to the 401(k) Plan for the benefit of the participants can be made in two ways. First, the participant can enter into a Salary Reduction Agreement whereby up to 12% of the employee's salary will be contributed to the 401(k) Plan. Secondly, an employer contribution will be made to the plan equal to 1% of the participant's salary plus an additional contribution of 1/2% of the participant's salary for each 1% of salary contributed by the participant to a maximum employer matching contribution equal to 3% of the participant's salary. In addition, an employer contribution will be made of up to an additional 1/2% for each 1% of salary contributed by the employee, not to exceed an additional 3% of the participant's salary, determined by the extent to which the Banks' earnings performance targets are met for the year. The target earnings levels for the Banks and the corresponding amount of additional matching contribution for different levels of achievement is set by the Board of Directors of the Banks and may be changed from time to time. Effective January 1, 1996, the employer 1% of salary contribution and the performance-based employer contribution of an additional 1/2% for each 1% of salary contributed by the employee, not to exceed an additional 3% of the participant's salary, will be deferred until the last business day of the calendar year and will be made only on behalf of participants who are still actively employed on that date. For purposes of the 401(k) Plan, salary includes regular base pay only, and does not include any other forms of compensation such as overtime, taxable fringe benefits or executive incentive compensation. The contributions made for the executive officers named in the Summary Compensation Table for the years 1995, 1994 and 1993, respectively are as follows: Mr. Sierk. $10,500, $6,000 and $9,659; Mr. Schmeiser, $9,662, $5,360 and $8,576; and Mr. Burger, $6,615, $3,660
and $5,856.

SALARY CONTINUATION PLAN

Certain executive officers were participants in a Salary Continuation Plan during 1995. Under the terms of the Salary Continuation Plan, the participants will be paid a fixed amount per year as a continuation of salary for a period of ten years beginning with normal retirement at age 65 or after. In the event of the death of the participant after retirement but before the end of the ten-year period, the remainder of the salary continuation benefits are to be paid to the participant's surviving spouse. In the event of preretirement death, the benefits under the Salary Continuation Plan would begin immediately being paid to the participant's surviving spouse over a ten-year period. If the participant has no surviving spouse or in the event the surviving spouse dies prior to receiving all payments, then a commuted value of the unpaid payments would be paid to the estate of the participant or the estate of the surviving spouse, respectively. At age 65, or after, the amounts to be received each year, for ten years, by the individuals named in the Summary Compensation Table are as follows: Mr. Sierk, $25,000; Mr. Schmeiser, $20,000 and Mr. Burger, none.

The expense of these benefits are charged to operating expense each year until the participants attain full eligibility, or until the participant attains the age of 55 and has completed 15 years of service, if sooner, which would range from one to eleven years. The amounts charged to operating expense in 1995, 1994 and 1993 for the individuals named in the Summary Compensation Table were as follows: Mr. Sierk, $9,683, $8,896 and $8,174; Mr. Schmeiser, $2,783, $2,558 and
$2,350; and Mr. Burger, none, none and none. In addition, life insurance policies were purchased on the lives of the participants. The policies are owned by the Iowa City Bank and the beneficiary of the policies is the Iowa City Bank. In the event of the death of the participant, the Iowa City Bank will receive all death benefits from the policy. In the event of the preretirement death of the participant, it is anticipated that the amount to be received from the policy will be sufficient to cover all payments under the plan to the surviving spouse or to pay the commuted value of the payments to the estate of the participant on an after-tax cost basis to the Iowa City Bank. Through these life insurance policies, it is projected that there will be a complete recovery to the Iowa City Bank of all premiums paid and benefits paid to retired individuals assuming normal actuarially determined mortality experience.

                            COMPENSATION OF DIRECTORS

Directors of the Company who are not employees of either entity (nonemployee directors) were paid $350 for attendance at each meeting of the Board of Directors and $175 for attendance at each meeting of a Committee of the Board of Directors. During 1995, the nonemployee directors of the Iowa City Bank received a $2,000 per year retainer paid at the rate of $500 per calendar quarter, with fees paid for attendance at meetings of the Board of Directors at a rate of $350 per meeting to the Chairman and $300 per meeting to other nonemployee directors. In addition, each nonemployee director was paid $175 for attendance at each meeting of a Committee of the Board of Directors. Nonemployee directors of the Cedar Rapids Bank were paid $250 for attendance at each meeting of the Board of Directors and $125 for attendance at each meeting of a Committee of the Board of Directors in 1995. As of February 29, 1996, the Company had no employees who received compensation from the Company. Other than the compensation paid to nonemployee directors of the Company, there is no present plan to provide additional compensation to directors and officers of the Company or either Bank for services rendered by them as directors and officers of the Company or either Bank. The aggregate of the fees paid to nonemployee directors of the Company and its subsidiary banks by the Company and its subsidiary banks in 1995 was $112,125.

As a long-term incentive, the Company annually grants stock options to nonemployee directors for the purposes of retaining and motivating nonemployee directors to improve long-term stock market performance. These stock options are actually granted by the Directors' Stock Option Committee of the Company in accordance with the provisions of the Stock Option Plan. All stock options are granted at the fair market value.

Stock options were granted for the purchase of 7,700 shares of common stock on February 1, 1995, to nonemployee directors at a purchase price of $25.125 per share, which was the fair market value of the stock on the date of grant. These options expire five years from the date of the grant and are exercisable on the last business day of January of each year until expiration. During 1995, stock options were exercised for the purchase of 3,050 shares of common stock by nonemployee directors and no stock options expired, leaving unexercised stock options outstanding for nonemployee directors for the purchase of 22,650 shares of common stock as of December 31, 1995.


           EMPLOYMENT, TERMINATION AND CHANGE-IN-CONTROL ARRANGEMENTS

Neither the Company nor the individual Banks had employment, termination or change-in-control arrangements with key employees or executive officers during 1995.

            COMPENSATION COMMITTEE REPORTS ON EXECUTIVE COMPENSATION

The Company has no employees and, therefore, has no Compensation Committee. The Company does have an Officers' Stock Option Committee (discussed below) which administers the Stock Option Plan as it pertains to the officer participants of the Plan. Each of the subsidiary Banks has its own Compensation Committee.

FIRST NATIONAL BANK, IOWA CITY, IOWA

The Compensation Committee of the Board of Directors was established in September 1991 and is responsible for the general compensation policies of the Bank as well as the compensation plans and specific compensation levels for executive officers. In conjunction with management, it reviews the performance appraisals of all executive officers, and it conducts performance appraisals directly with the Chief Executive Officer (CEO) and the Chief Operating Officer
(COO). The Compensation Committee is currently composed of three independent, nonemployee directors.

The Compensation Committee believes that the compensation of the executive officers, including that of the CEO, should be influenced by the Company's performance. Executive compensation consists of three components, each of which is intended to serve this overall compensation philosophy. The first component (base salary) is based in part on the financial performance of the Bank and Company. The second component (annual incentives) is based entirely on Bank performance as measured by certain key performance indicators. The third component (long-term incentives) utilizes stock performance through the Stock Option Plan.

BASE SALARY: Salaries for executive officers are reviewed annually by the Compensation Committee. In its review, the Compensation Committee considers: (1) the salaries of executive officers in similar positions in similarly sized banking organizations (as obtained from data published by the Iowa Bankers Association, Sheshunoff and Company and the Bank Administration Institute), (2) the Bank's and Company's financial performance for the past year and (3) the achievement of performance objectives set by the Compensation Committee for the particular executive officer. For 1995, the CEO's base salary was $161,710, an increase of $4,710 or 3% over 1994.

ANNUAL INCENTIVES: The Executive Incentive Compensation Plan reflects the Company's belief that management's contribution to shareholder returns (i.e., increased stock prices and dividends) comes from maximizing earnings and the quality of those earnings. Under the Plan, a portion of the compensation paid to the executive officers is determined by Bank performance as measured by certain key performance indicators.

The Plan utilizes key performance indicators (KPIs) in the areas of growth, profitability, quality, and productivity. All KPIs have objectively stated goals, the achievement of which would result in increased earnings over the budgeted amount. A certain percentage of these increased earnings is allocated to an executive incentive compensation pool for the payment of incentive compensation to the executive officers.

Based upon Bank performance for 1995, executive incentive compensation of $17,194 was awarded to the CEO for 1995 (which was paid to him in 1996). As no executive incentive compensation was awarded for 1994, the amount awarded for 1995 reflects an increase of $17,194 over the prior year.

LONG-TERM INCENTIVES: Long-term incentives are provided through the periodic granting of stock options to the executive officers for the purpose of retaining executive officers and motivating them to improve long-term stock market performance. The Compensation Committee makes recommendations with respect to stock options to be granted to the executive officers under the Stock Option Plan. Stock options are actually awarded by the Officers' Stock Option Committee of the Company (composed of three or more independent, nonemployee directors of the Company), which considers the recommendations of the Compensation Committee and the Board. One of the principal factors considered in granting stock options to the executive officers of the Bank is the executive's ability to influence the Company's long-term growth and profitability.

All options are granted at the current market price. Since the value of an option bears a direct relationship to the Company's stock price, the Compensation Committee believes that options motivate executive officers to manage the Company in a manner that benefits shareholders. The Company therefore views stock options as an important component of its long-term, performance-based compensation philosophy.

On June 22, 1995, stock options exercisable for 4,000 shares of common stock were granted to the CEO at a purchase price of $24.125 per share, which was the fair market value of the stock on the date of grant. The options expire five years from the date of the grant and are exercisable on the last business day of January of each year until expiration.

FIRST NATIONAL BANK, CEDAR RAPIDS, IOWA

The Compensation Committee was formed in 1992 and is currently composed of two independent, nonemployee directors plus the CEO and COO of First National Bank, Iowa City, who also serve as nonemployee directors of the Bank. Executive compensation consists of base salary, annual incentive compensation and stock options.

The Compensation Committee follows the same principles as those followed by the Compensation Committee of First National Bank, Iowa City. The Compensation Committee utilizes the same sources for peer group information in setting base salary and awarding executive incentive compensation. The CEO-CR receives executive incentive compensation based on the Bank's achievement level as measured by key performance indicators (KPIs) in the areas of growth, profitability, quality and productivity. The Compensation Committee also makes recommendations with respect to stock options to be granted to the executive officers under the Stock Option Plan. The beliefs of the Compensation Committee are identical to those outlined above with respect to First National Bank, Iowa City.


COMPENSATION COMMITTEE                  COMPENSATION COMMITTEE
FIRST NATIONAL BANK, IOWA CITY, IOWA    FIRST NATIONAL BANK, CEDAR RAPIDS, IOWA

Linda K. Muston                         Wendy L. Dunn
Member, Compensation Committee          Member, Compensation Committee
Director of Bank & Company              Director of Bank

Richard J. Schwab                       Robert J. Latham
Member, Compensation Committee          Member, Compensation Committee
Director of Bank                        Director of Bank

Larry D. Ward                           A. Russell Schmeiser
Member, Compensation Committee          Member, Compensation Committee
Director of Bank & Company              Director of Bank & Company

                                        Robert M. Sierk
                                        Member, Compensation Committee
                                        Director of Bank & Company


The Report of Compensation Committees shall not be deemed to be incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.


                          STOCK PRICE PERFORMANCE TABLE

The Stock Price Performance Table below shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy
Statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

The table below compares cumulative total return* of First Financial Bancorporation, the S&P 500 Index and the Media General Financial Services' West North Central Bank Index (Industry Index). A five year comparison of total return* among First financial Bancorporation, the S&P 500 Index and the Published Media General Financial Services' Central Bank Index** is presented in tabular form below for the years ending:

                12-31-90   12-31-91  12-31-92   12-31-93  12-31-94    12-31-95
--------------------------------------------------------------------------------
First Financial  $100.00    $106.79   $132.77    $177.50   $175.28     $176.49
S & P 500 Index  $100.00    $130.48   $140.46    $154.62   $156.66     $215.54
Industry Index   $100.00    $171.08   $216.40    $241.23   $246.24     $364.81
--------------------------------------------------------------------------------
*Total return assumes annual reinvestment of dividends.

** Industry Index is the published Media General Financial Services' West North Central Bank Index.
================================================================================

                 COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

During 1995, Robert M. Sierk, President and Chief Executive Officer of both the Company and the Iowa City Bank, and A. Russell Schmeiser, Executive Vice President and Chief Operating Officer of both the Company and the Iowa City Bank, served as voting members of the Compensation Committee of the Cedar Rapids Bank.

From time to time and in the ordinary course of business, the Iowa City Bank has made loans to and conducted banking transactions with Messrs. Sierk, Schmeiser and Burger and their respective associates on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the same time for comparable transactions with others. Any loans made by the Iowa City Bank to any of Messrs. Sierk, Schmeiser and Burger, or to their respective associates, do not involve more than the normal risk of collectibility, nor do such loans present any other features unfavorable to the lender.


            INTEREST OF MANAGEMENT AND OTHERS IN CERTAIN TRANSACTIONS

Both Banks have had, and expect to have in the future, banking transactions in the ordinary course of business with the directors, officers, principal shareholders of the Banks and the Company, and their associates on substantially the same terms including interest rates, collateral and repayment terms on extensions of credit as those prevailing at the same time for comparable transactions with others. It is the judgment of the Board of Directors of the Company that the loans to directors, officers, principal shareholders and their associates do not involve more than the normal risk of collectibility, nor do such loans present any other unfavorable features.

                RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

McGladrey & Pullen, LLP, Iowa City, Iowa, certified public accountants have provided audit and accounting services as the principal accountants for both Banks and the Company for the calendar year 1995, including an audit of the consolidated financial statements of the Company at December 31, 1995. Representatives from McGladrey & Pullen, LLP, are expected to be present at the Annual Meeting of the Shareholders of the Company and will be given the opportunity to make a statement if they desire to do so. Such representatives are expected to be available to respond to questions at an appropriate time during the course of the Annual Meeting of the Shareholders.



                           VOTE REQUIRED FOR APPROVAL

The affirmative vote of shareholders owning a majority of the outstanding common stock of the Company is required in order to elect the directors to serve on the Board of Directors for the ensuing year.


 DATE BY WHICH SHAREHOLDER PROPOSALS TO BE PRESENTED AT THE 1997 ANNUAL MEETING
  MUST BE RECEIVED IN ORDER TO BE INCLUDED IN PROXY STATEMENT AND FORM OF PROXY

Any proposal which a shareholder intends to present for action at the 1997 Annual Meeting of the Shareholders currently scheduled to be held on April 8, 1997, must be received by the Chief Executive Officer of the Company at 204 East Washington Street, Iowa City, Iowa 52240 on or before 3:00 P.M. local time, on November 7, 1996, for inclusion in the Company's Proxy Statement and form of Proxy relating to that meeting.


                                  OTHER MATTERS

As of the date of printing of this Proxy Statement, the Board of Directors of the Company knows of no business other than that described herein that will be presented for action at the 1996 Annual Meeting of Shareholders. If, however, any other matters properly come before the meeting, it is intended that the proxies will be voted in accordance with instruction given by the Board of Directors of the Company to the person or persons voting such proxies.

                           ANNUAL REPORT AND FORM 10K

A copy of the Company's Annual Report to its Shareholders for the calendar year 1995, including financial statements, has been mailed to all shareholders concurrent with the mailing of this Proxy Statement and the enclosed Proxy, but such Annual Report is not intended to be a part of this Proxy Statement.

COPIES OF THE COMPANY'S ANNUAL REPORT TO THE SECURITIES AND EXCHANGE COMMISSION (FORM 10K) WILL BE MAILED TO SHAREHOLDERS UPON WRITTEN REQUEST MADE TO: A. RUSSELL SCHMEISER, EXECUTIVE VICE PRESIDENT, SECRETARY AND TREASURER, FIRST FINANCIAL BANCORPORATION, 204 EAST WASHINGTON STREET, IOWA CITY, IOWA 52240.

BY ORDER OF THE BOARD OF DIRECTORS




                              //s// A. Russell Schmeiser
                              A. Russell Schmeiser
                              Executive Vice President, Secretary and Treasurer


Iowa City, Iowa
March 7, 1996

     (The information below appears on the front of the Proxy Voting Card)

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         FIRST FINANCIAL BANCORPORATION
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                                ON APRIL 9, 1996


The undersigned shareholder(s) of the First Financial Bancorporation (Company), appoint(s) Margaret N. Keyes and Richard M. Hyman, Sr. and each of them with power to act alone if the other of them fails or ceases to act, and each of them with power to appoint his or her substitute, but in the event both of them fails or ceases to act without appointing substitute(s) then such person(s) as may be named by the Board of Directors of the Company, to be the proxies or proxy of the undersigned at the Annual Meeting of Shareholders of the Company to be held on April 9, 1996, at 4:30 P.M. local time, and any adjournments thereof, to vote all shares of the Company which the undersigned is entitled to vote, As to the following matters, detailed in the Proxy Statement dated March 7, 1996, this proxy shall be voted as follows:


(1) Election of Directors:

[ ] FOR ALL NOMINEES LISTED BELOW            [ ] WITHHOLD AUTHORITY TO VOTE FOR
    (Except as marked to the contrary below.)    NOMINEES LISTED BELOW

    INSTRUCTION: To withhold authority for any individual nominee, strike a line through the nominee's name in the list below.

         Fritz L. Duda                                   Robert M. Sierk
         Ralph J. Russell                                Larry D. Ward
         A. Russell Schmeiser

(2) The proxies are authorized to vote in accordance with instructions given by the Board of Directors upon any other matter which may properly come before the meeting.

     (The information below appears on the back of the Proxy Voting Card)

Receipt of Notice of the Annual Meeting and Proxy Statement is acknowledged.


                                                 DATED:___________________, 1996

                                                ________________________________

                                                ________________________________

                              Signature of Shareholder(s), including title when signing as attorney, executor, administrator, trustee, guardian or corporate officer. All co-owners must sign.